UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Signature

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2007, First Solar, Inc. (“First Solar”) appointed Kenneth M. Schultz as Executive Vice President. Prior to this appointment, Mr. Schultz served as Vice President, Sales & Marketing of First Solar since November 2002.
In connection with Mr. Schultz’s new position, First Solar and Mr. Schultz entered into an amended and restated employment agreement on August 27, 2007. Under his employment agreement, Mr. Schultz is entitled to an annual base salary of $360,000 (subject to annual increases at First Solar’s discretion), and is eligible to receive a discretionary annual bonus of up to 60% of his annual base salary. Mr. Schultz is also entitled to participate in First Solar’s benefit plans and programs and receive reimbursement for business expenses. Mr. Schultz is also eligible to participate in First Solar’s equity programs, in accordance with First Solar’s practices.
The employment agreement with Mr. Schultz also provides that, in the event Mr. Schultz’s employment is terminated by First Solar without cause, Mr. Schultz will receive the following payments and benefits: (a) a lump sum cash severance payment in the amount equal to 18 months of his annual base salary as of such termination, (b) the dollar value of any accrued and unpaid vacation and (c) payment of Mr. Schultz’s COBRA payments for continued medical coverage during the shorter of 18 months following termination of employment and the maximum period permitted under applicable law. Mr. Schultz must sign a release in order to receive any severance payments. In addition, Mr. Schultz is entitled to continued vesting of equity-based compensation awards for 12 months after a termination of employment by First Solar without cause and may exercise vested equity-based compensation awards for 90 days after such 12-month period, provided that in no event will the period of exercisability extend beyond the original term of the award.
Under the terms of his employment agreement, Mr. Schultz has agreed not to disclose any confidential information concerning First Solar’s business, including without limitation First Solar’s confidential designs and processes. In addition, Mr. Schultz has agreed not to compete with First Solar or solicit or hire any First Solar associates during Mr. Schultz’s employment and for a period of 18 months following termination of employment.
Mr. Schultz is also a party to First Solar’s standard change in control severance agreement applicable to its executives. The material terms of the agreement have been previously disclosed in First Solar’s proxy statement filed on April 25, 2007. Mr. Schultz’s agreement has been updated to reflect the requirements of the final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: August 27, 2007	By:	/s/ I. Paul Kacir
		Name:	Paul Kacir
		Title:	Vice President, General Counsel and Corporate Secretary